Exhibit 99.1

Susie Giordano Joins Supermicro’s Board of Directors
SAN JOSE, Calif. – August 19, 2024– (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a Total IT Solution Provider for AI, Cloud, Storage and 5G/Edge, announces the appointment of Susie Giordano to the board of directors.
"The Board of Directors and I are excited that Susie Giordano has joined Supermicro as a Director," said Charles Liang, chairman of Supermicro's Board of Directors. "Susie has decades of extensive executive management experience leading both internal and external functions for several large technology companies and we look forward to her contributions to our future growth.”
Ms. Giordano has over 25 years of experience advising executive management and board directors on a wide range of topics, including strategy, litigation, compliance, regulatory matters, corporate governance, ESG, executive compensation, financial reporting, crisis management, cybersecurity, human capital management, investor relations, M&A, securities, shareholder engagement, and treasury matters. Previously, she worked at Intel for approximately 11 years where she served most recently as general counsel (interim). At Intel, Ms. Giordano also held roles as vice president and managing director of Intel Capital where she provided primary legal support to the president of Intel Capital, Intel’s global investment organization that makes equity investments and handles acquisitions, divestitures and other strategic transactions. She had joined Intel Capital in 2011 as M&A counsel. Before joining Intel, Ms. Giordano spent three years as president and CEO at Deal Fusion, an M&A legal consulting firm, and five years at Sun Microsystems including as director of M&A and strategic investments. Earlier in her career she was an attorney with law firms Gunderson Dettmer and Brobeck Phleger & Harrison. Ms. Giordano also previously served as general counsel at Aeris IoT SaaS. She has a juris doctorate from the University of San Francisco, School of Law and a bachelor of arts in political science from California Polytechnic State University, San Luis Obispo.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, contributions to our future growth to be made by the new director. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2023, and Quarterly Reports on Form 10-Q filed thereafter.

Exhibit 99.1

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions Provider with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enable our development and production, enabling next generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).
Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact:
Nicole Noutsios
email: ir@supermicro.com
Source: Super Micro Computer, Inc.